Exhibit 21.1
SUBSIDIARIES OF CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
Domestic Subsidiaries
1567 Media LLC
50-20 27th Street LIC, Inc.
701 W. 135th Corp.
Abaco Properties, Inc.
Adshel Canada Inc.
AK Florida Outdoor, Inc.
CCO Ontario Holdings, Inc.
Chicago Shelters Advertising, Inc.
Clear Channel Adshel, Inc.
Clear Channel Airports of Georgia Inc.
Clear Channel Airports of Texas Joint Venture
Clear Channel Brazil Holdco, LLC
Clear Channel LA, LLC
Clear Channel Outdoor Company Canada II
Clear Channel Outdoor Holdings Company Canada
Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor, Inc.
Clear Channel Spectacolor, LLC
Clear Channel Taxi Advertising Corp.
Clear Channel Taxi Media, LLC
Delta Outdoor Advertising, Inc.
Eller Media Company Canada
Eller Taxi Television, LLC
Eller-PW Company, LLC
Eltex Investment Corporation
Exceptional Outdoor, Inc.
Get Outdoors Florida, LLC
HCA, Inc.
Interstate Bus Shelter, Inc
Keller/Booth/Sumner JV
Kelnic II JV
Outdoor Management Services, Inc.
Quantum Structures & Designs, Inc.
Shelter Advertising of America, Inc.
Shelter Advertising of Hialeah, Inc.
Sunset Advertising, Inc.
Universal Outdoor, Inc.
International Subsidiaries
A D Publicitas Padove
Ad Moving Spa

Ad Sky Korea Co., Ltd.
Adcart Ab
Adshel (Brazil) Ltda
Adshel Argentina
Adshel Canada, Inc.
Adshel Chile Ltda
Adshel Ireland Limited
Adshel Ltd.
Adshel Ltda
Adshel New Zealand Ltd.
Adshel Ni Ltd.
Adshel Street Furniture Pty Ltd.
Advertising Agents Kwazulu Ltd.
Advertising Media Trading (N.V.)
Affimetri Sas
Affitalia
Airport Advertising (Pty) Ltd.
Alessi
Altmedia (Pty) Ltd.
Bigger Than Life Sa (Pty) Ltd.
Bk Studi Bv
Buspak
Busreklame Danmark As
Capa Kinoreklame
CC Bahamas
CC Caribbean
CC Cayco Limited
CC Cp Lp
CC Haidemenos Hellas Societe Anonyme (Greece)
CC International Bv
CC International Holdings B.V.
CC Netherlands Bv I.O (Netherlands)
CCO Ontario Holding, Inc.
Cee Realty (Ontario Canada)
China Outdoor Media Investment (Hk) Co., Ltd.
China Outdoor Media Investment, Inc.
Ciskei Advertising (Pty) Ltd.
City Lights Ltd.
City Reklame As
Citysites Outdoor Adv (Alberta)
Citysites Outdoor Adv.
Citysites Outdoor Adv. (South Australia)
Citysites Outdoor Adv.(West Australia)
Cityspace Ab
Cityspace Ltd.

Clear Channel Acir Holdings Nv
Clear Channel Adshel AS
Clear Channel Airport Pte Ltd
Clear Channel Baltics & Russia Limited (Russian Entity)
Clear Channel Baltics And Russia Ab
Clear Channel Banners Limited
Clear Channel Belgium Sa
Clear Channel Brazil Holding Ltda.
Clear Channel Communications India Pvt Ltd
Clear Channel Company Canada II
Clear Channel CP II Bv
Clear Channel CP III Bv
Clear Channel CP IV Bv
Clear Channel CP VII Bv
Clear Channel CV
Clear Channel Danmark A/S
Clear Channel Espana
Clear Channel Estonia A/S
Clear Channel European Holdings Sas
Clear Channel Finland
Clear Channel France
Clear Channel Gibralter
Clear Channel Hillenaar Bv
Clear Channel Holding Ag
Clear Channel Holding Italia
Clear Channel Holdings Cv
Clear Channel Holdings, Ltd.
Clear Channel Hong Kong Ltd.
Clear Channel Independent
Clear Channel Independent Media (Pty) Limited
Clear Channel International Ltd.
Clear Channel Ireland Ltd.
Clear Channel Italia
Clear Channel Italy Outdoor Srl
Clear Channel KNR Neth Antilles Nv
Clear Channel Latvia
Clear Channel Lietuva (Lithuania)
Clear Channel More France Sa
Clear Channel Ni Ltd
Clear Channel Norway As
Clear Channel Outdoor Mexico, Servicious Corporativos, Se De Cv
Clear Channel Outdoor Mexico Sa De Cv
Clear Channel Outdoor Mexico, Operaciones Sa De Cv

Clear Channel Outdoor Mexico, Servicios Administrativos, Se De Cv
Clear Channel Outdoor Spanish Holdings S.L.
Clear Channel Overseas Ltd.
Clear Channel Pacific
Clear Channel Plakanda Gmbh
Clear Channel Poland Sp.Z.O.O.
Clear Channel Sales Ab
Clear Channel Sao Paulo Participacoes Ltda
Clear Channel Singapore
Clear Channel Solutions
Clear Channel South Africa Invest. Pty Ltd.
Clear Channel South America S.A.C.
Clear Channel Sverige Ab
Clear Channel Tanitim Ve Lierisin As
Clear Channel UK Ltd
Clear Channel Worldwide International Bv
Clear Media Limited
CMT
Cody Outdoor International Ltd
Companhia Inter Africa De Publicidade (Mozambique) Ltd.
Comurben Sa
Contravision Sa (Pty) Ltd.
Corpcom (Ghana) Ltd.
Corpcom (Kenya) Ltd.
Corpcom (Lesotho) (Pty) Ltd.
Corpcom (Mauritius) Ltd.
Corpcom (Swaziland) (Pty) Ltd.
Corpcom (Uganda) Ltd.
Corpcom Cameroon
Corpcom Cote D’ Ivoire Ltd.
Corpcom Management Services (Pty) Ltd. (Sa)
Corpcom Nigeria Ltd.
Corpcom Outdoor (Pty) Ltd. (Sa)
Corpcom Polska
Corpcom Properties (Pty) Ltd.
Dardale Investments (Pty) Ltd. (Sa)
Dauphin Adshel
Dauphin Mobilier Urbain (Ile De France) (S.A.)
Day-Night Outdoor (Pty) Ltd.
Defi Asia
Defi Beijing Signage
Defi Belgique
Defi Deutschland Gmbh
Defi France Sas

Defi Group Sas
Defi Italia
Defi Lichuan
Defi Neolux (Portugal)
Defi Pologne
Defi Reklam
Defi Russie
Defi Ukraine
Dolis
Eirtam Reklaam Lic
Eller Holding Company Cayman I
Eller Holding Company Cayman Ii
Eller Media Asesarris Y Comercializacion Publicataria
Eller Media Company Canada I
Eller Media Servicios Publicitarios Ltd
EUCA
Expoplakat Ltd.
Focus Communications
Focus Panel Advertising Ltd
France Bus
France Rail Publicite
Gemini Advertising (Pty) Ltd.
Giganto Holding Cayman
Giganto Outdoor
GPU Ute
Group Jolly Pubblicita
Hainan Whitehorse Outdoor Advertising Media Investment Ltd.
Hillenaar Outdoor Advertising Bv
Hillenaar Services Bv
Iberdefi (Espagne)
Idea Piu
Illuminated Awnings Systems Ltd.
Inter Afirca Outdoor Advertising Botswana (Pty) Ltd.
Inter Africa Outdoor Advertising (Kenya) Ltd.
Inter Africa Outdoor Advertising (Sa) (Pty) Ltd.
Inter Africa Outdoor Advertising Company Ltd. (Tanzania)
Inter Africa Outdoor Advertising Ltd. (Malawi)
Inter Africa Outdoor Advertising Ltd. (Zambia)
Inter Africa Outdoor Media Advertising (Pty) Ltd. (Namibia)
Inter Africa Outdoor Zimbabwe (Pvt) Ltd.
Inter Africa Publicidade (Angola) Ltd.
Interpubli Werbe
Intuthuko Outdoor Media (Pty) Ltd.
Italy Outdoor Media Company Srl
Ixesha Marketing Namibia Pty (Ltd)

Kamasutra Bv
Kanal 5
L ‘Efficience Publicitaire S.A.
L & C Outdoor Comunicacao Visual Ltda.
Landimat
Lebowa Advertising (Pty) Ltd.
LGA Sa
Maister Outdoor Marketing (Pty) Ltd.
Mars Reklam Ve Producksiyon As
Master & More Co. Ltd.
Maverick Advertising (Pty) Ltd.
Media Management (Pty) Ltd (Sa)
Media Master Industries Sdn Bhd
Media Taxi Sa
Media Transport Brussels (S.A.)
Media Vehicle Limited
Mediabus (Morocco)
Mediaparc
Metrabus
Ming Wai (British Virgin Islands)
Ministry Of Sound
MOF Adshel Ltd.
More Alu Tech Ab
More Communications Ltd.
More Group Australia Pty Ltd.
More Media Ltd.
More O’ferral Ltd.
More O’ferrall Ireland Ltd.
Morebus Ltd.
Nathi’s Outdoor Advertising (Pty) Ltd.
Nitelites (Ireland) Ltd.
Norfax
NST Outdoor Sdn.Bhd.
Nueva Leon
Omnikon Service
Orange Bus
Outdoor Ab
Outdoor Advertising Bv
Outdoor Exchange Bv
Outdoor International Holdings Bv
Outstanding Media I Norge As
Outstanding Media Stockholm Ab
Paneles Napsa. S.A.
Plakanda Aida Gmbh
Plakanda AWI Ag

Plakanda Gmbh
Plakanda Management Ag
Plakanda Ofex Ag
Plakatron Ag
Planos Aie
Polskie Badania Outdooru Sp. Z O.O.
Polskie Badania Reklamy Zewnetrznej Sp. Z.O.O.
Procom
Pubbli A
Publicidade Klimes Sao Paulo Ltda
Publifer S.A.
Publiposter
Publirel
Regie France Panneaux Developpment As
Rent-A-Sign (Bophuthatswana) (Pty) Ltd.
Rent-A-Sign (Kwazulu) Ltd.
Rent-A-Sign (Swaziland) (Pty) Ltd.
Rent-A-Sign (Transkei) (Pty) Ltd.
Rent-A-Sign Holdings (Pty) Ltd.
Rent-A-Sign Investments (Pty Ltd.
Rent-A-Sign Lebowa (Pty) Ltd.
Rent-A-Sign Outdoor (Pty) Ltd.
Rent-A-Sign Special Projects (Pty) Ltd.
Rialfin
Safir Publicite
Sayer & Associates (Pty) Ltd (Sa)
Simon
Sirocco International S.A.
SN Mainosrinteet Oy
Start Affissioni
Streep
Street Furniture (Nsw) Pty Ltd.
Suburban & Industrial Sign Design (Pty) Ltd.
Supersigns Ltd. (Bahamas)
Supersigns Polska Sp.Zo.O (Poland)
Svetoreklama
Sviluppo & Pubblicita Srl
Tasteline Ab
Taxi Media (Hong Kong)
Thaga (Pty) Ltd.
The Canton Property Co. Ltd.
The Kildoon Property Co. Ltd.
The Media Vehicle
The Media Vehicle Bv

The Star Bill Posting & Advertising Co. (Pty) Ltd.
Transimpact Ltd.
Tricor Marketing (Botswana) (Pty) Ltd.
Tricor Marketing (Kenya) Ltd.
Tricor Marketing (Pty) Ltd. (Sa)
Tricor Marketing (Zimbabwe) (Pty) Ltd.
Urban Design Furniture Pty Ltd.
Urbasur
Ute Caja Madrid
Van Wagner France S.A.S.
Werab Werbung Hugo Wrage Gmbh & Co Kg
Williams Display Excellence Ab
Zangari